Exhibit 4.6

AMENDMENT TO THE 2009

AMENDED AND RESTATED

3M SAVINGS PLAN

WHEREAS, the Company maintains the 3M Savings Plan (the “Plan”), which has been amended from time to time, including the most recent amendment and restatement thereof which was approved on December 18, 2009; and

WHEREAS, 3M desires to amend the Plan to reflect the provisions affected by the latest collective bargaining agreement entered into with the union representing the eligible employees at the Company’s facility in Tonawanda, New York;

NOW, THEREFORE, pursuant to the authority contained in Section 11.1 of the Plan, Schedule C of the plan document shall be and it hereby is amended as follows, effective January 1, 2011:

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SCHEDULE C

PARTICIPATING EMPLOYER SCHEDULES

Location/Union Name	Local	Union Code	Contract Dates		Savings Plan Effective Date	Required Matching Percentage	Company Match Effective Date	Required Retirement Income Percentage	Profit Sharing* Formula I effective date and specifics	Profit Sharing* Formula II effective date and specifics
			Effective	End
CORONA (OP ENG AFL-CIO)		U02	2/16/2008	2/2/2013	Jun-89
Hired before 1/1/2009						35%	Apr-03	n/a	Effective with 2nd Q1998 profits	n/a
Hired/rehired 1/1/2009 or later						50%	Jan-09	n/a	None	n/a

COTTAGE GROVE		U03	10/30/06	08/19/13	Oct-88	35%	Jan-98	n/a	n/a	Effective with 1st Q 2007 max 10 cents
USW AFL-CIO	11-00418							n/a	n/a	Effective with 1st Q 2011 max 15 cents

ST. PAUL/COTTAGE GROVE	70	U04	09/01/08	09/02/13	Nov-88
Int'l Union of Operating Engineers
Hired before 1/1/2009						40%	Jan-09	n/a	None effective 1/1/2009	n/a
Hired/rehired 1/1/2009 or later						60%	Jan-09	2% effective 1/1/09	n/a	n/a

FAIRMONT (PACE)	7-505	U05	10/31/09	10/31/12	Sep-89
Hired/rehired before 1/1/2010						40%	Jan-10	n/a	None effective 1/1/2010	n/a
Hired/rehired 1/1/2010 or later						60%	Jan-10	2% effective 1/1/10	n/a

GUIN (PACE)	3-675	U06	10/26/10	10/21/13	Jan-90
Hired/rehired before 1/1/2011						40%	Jan-11	n/a	n/a	None effective 1/1/2011
Hired/rehired 1/1/2011 or later						60%	Jan-11	2% effective 1/1/11	n/a	n/a

HARTFORD CITY	6-0186	U07	07/31/06	04/01/13	Apr-90	35%	May-01	n/a	n/a	Effective for profits earned in 1st Q2007
USW

ST. PAUL	7-75	U09	01/15/07	08/19/13	Oct-88	35%	Jan-98	n/a	n/a	Effective 2nd Q2007 with 12 cent max until 1st Q2011 max increases to 15 cents
USW AFL-CIO

Location/Union Name	Local	Union Code	Contract Dates		Savings Plan Effective Date	Required Matching Percentage	Company Match Effective Date	Required Retirement Income Percentage	Profit Sharing* Formula I effective date and specifics	Profit Sharing* Formula II effective date and specifics
			Effective	End
TONAWANDA	13833	U10	12/7/10	12/7/13	Feb-91
USW
Hired/rehired before 1/1/2011						40%	Jan-11	n/a	None effective 1/1/2011	n/a
Hired/rehired 1/1/2011 or later						60%	Jan-11	2% effective 1/1/11	n/a

WAUSAU	2-0666	U11	10/1/2006	10/1/2012	Nov-89	35%	Nov-98	n/a	n/a	Effective for profits earned in 1st Q2007
USW

WAUSAU (Teamsters)	662	U12	9/23/2008	9/26/2013	Dec-89
Hired/rehired before 1/1/2009						40%	Jan-09	n/a	Effective November 1, 1995	n/a
Hired/rehired 1/1/2009 or later						60%	Jan-09	2% effective 1/1/2009	No Profit Sharing	n/a

3M Purification, Inc. (formerly CUNO Inc.)	1-753	U13	11/1/2006	10/31/2011	Jan-06	50%	Jan-07	n/a	No Profit Sharing	n/a
PACE International

ELYRIA	1406T	U14	1/1/2008	11/26/2010	Jan-08	50%	Jan-10	n/a	Effective for profits earned in 1st Q2008	n/a
Unite Here

TILTON	4-00574	U15	7/1/2007	7/1/2012	May-07	50%	Jul-07	n/a	Effective with profits earned in 2nd Q2007	n/a
USW AFL-CIO

3M ATLANTA	2490	U16	1/14/2008	1/14/2011	Nov-07	50%	Feb-08	n/a	n/a	Effective with profits earned Feb. 1, 2008 Max allocation is 12 cents
Unite Here

3M PLYMOUTH (IEU/CWA.AFL-CIO)	809	U17	11/17/2008	6/27/2011	Jan-09
Employees with benefits effective 1/1/2009						100%	Jan-09	3% effective 1/1/2009	No Profit Sharing	n/a

3M PLYMOUTH (IEU/CWA. AFL-CIO)	809	U19	11/17/2008	6/27/2011	Jan-09
Employees hired/rehired after 1/1/2009						60%	Jan-09	2% effective 1/2/2009	No Profit Sharing	n/a

QUEST TECHNOLOGIES, Inc	District #10	U18	7/1/2008	7/1/2011	Jul-08
Int'l Assoc. of Machinists and Aerospace Workers AFL-CIO
Employees hired/rehired before 1/1/2009						50%	Jan-09	n/a	No Profit Sharing	n/a
Employee hired/rehired 1/1/2009 or later						60%	Jan-09	2% effective 1/1/2009	No Profit Sharing	n/a

Location/Union Name	Local	Union Code	Contract Dates		Savings Plan Effective Date	Required Matching Percentage	Company Match Effective Date	Required Retirement Income Percentage	Profit Sharing* Formula I effective date and specifics	Profit Sharing* Formula II effective date and specifics
			Effective	End
MARIEMONT (USW)		U20	2/26/2009	12/31/2011	12/16/2008
Employees hired/rehired before 1/2009						50%	Jan-09	n/a	No Profit Sharing	n/a
Employees hired/rehired 1/1/2009 or later						60%	Jan-09	2% effective 1/1/2009	No Profit Sharing	n/a

NOTE* The amount of Profit Sharing, if any is determined by comparing 3M’s worldwide net income excluding nonrecurring special items during the most recent quarter to the same quarter of the previous year.

The amount of the contribution depends on the increase in net income.  Each collective bargaining unit may negotiate a specific maximum profit sharing contribution as noted.

Profit Sharing* Formula I (0.5 cent for each 1% increase in the first 10% increase in profits and 1 cent for profit increase between 10% and 15% for a contribution maximum of 10 cents)
Profit Sharing* Formula II (0.6 cent for each 1% increase in the first 10% increase in profits and 1.2 cents for profit increase between 10% and 15% for a contribution maximum of 15 cents)

[signature page follows]

IN WITNESS WHEREOF, the undersigned, an authorized officer of the Company, has approved this amendment by signing this document on the date indicated below.

3M COMPANY

By:	/s/ Angela S. Lalor
Angela S. Lalor
Senior Vice President,
Human Resources

Date:	January 25, 2011